UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 22, 2019

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On March 26, 2019, AllianceBernstein L.P. (“AB”), AllianceBernstein Holding L.P. (“AB Holding” and, together with AB, the “Partnerships”) and AXA Equitable Holdings, Inc. (“EQH”) announced that, effective April 1, 2019, Robert B. Zoellick, Denis Duverne and Anders Malmstrom will depart the Board of Directors (the “Board”) of AllianceBernstein Corporation, the general partner of the Partnerships.

(d)
On March 26, 2019, the Partnerships and EQH announced that, effective April 1, 2019, Jeffrey J. Hurd, Nicholas Lane and Charles G.T. Stonehill will join the Board. It also was announced that, effective April 1, 2019, Ramon de Oliveira will serve as Chairman of the Board.

The Board has not yet determined committee appointments for Messrs. Hurd, Lane and Stonehill.

Item 7.01.    Regulation FD Disclosure.

AB and AB Holding are furnishing a news release (the “Release”) issued on March 26, 2019 announcing changes in the Board and changes in the board of directors of EQH. The Release is attached hereto as Exhibit 99.01.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.01	Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: March 26, 2019	By:	/s/ David M. Lesser
David M. Lesser Corporate Secretary